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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 22, 2002


                                   AGWAY INC.
                                   ---------
             (Exact name of registrant as specified in its charter)


Delaware                                2-22791                       15-0277720
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(State or other jurisdiction         (Commission                   (IRS Employer
of incorporation)                    File Number)            Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6436



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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 22, 2002, Agway Inc. announced that the U.S. Bankruptcy Court for the Northern District of New York approved the Company's motion for access to the full amount of the $125 million debtor-in-possession (DIP) credit facility, provided by a group of institutions led by GE Commercial Finance. See attached press release dated October 22, 2002.

As previously disclosed, on September 27, 2002, Agway announced that it had signed an agreement with GROWMARK, Inc. regarding the sale of the Company's Agronomy and Seedway businesses and related assets to GROWMARK. On October 22, 2002, Agway obtained from the Bankruptcy Court authorization to conduct an auction of the assets to be sold and will consider any higher and better offers than the current offer in hand. The Bankruptcy Court scheduled an auction on November 13, 2002 to consider bids for the purchase of Agway's Agronomy and Seedway businesses, as well as its stock investments in CF Industries and Allied Seed. These bids can be for all of these assets or for any of the four individual components. Potential buyers have until November 11, 2002 to submit their bids.






















CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

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



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

The following exhibits are filed as part of this report.

No.
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99.1     Press release dated October 22, 2002








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











SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AGWAY INC.
                                          (Registrant)



Date       October 24, 2002               By        /s/ PETER J. O'NEILL
       -----------------------               -----------------------------------
                                                     Peter J. O'Neill
                                                    Senior Vice President
                                                     Finance & Control
                                              (Principal Financial Officer and
                                                  Chief Accounting Officer)

AGWAY (logo)

                                                               Stephen H. Hoefer
       NEWS SERVICE                           Sr. Vice President, Public Affairs
                                                       Agway Inc., P.O. Box 4933
                                                        Syracuse, New York 13221
                                                      Phone: Office 315.449.6474
                                                               FAX: 315.449.6281
                                                       E-Mail: shoefer@agway.com
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FOR IMMEDIATE RELEASE
---------------------


                        COURT APPROVES AGWAY'S ACCESS TO
                      FULL $125 MILLION DIP CREDIT FACILITY

               All Operating Businesses Continue Normal Operations

SYRACUSE, NY, OCTOBER 22, 2002 - Agway Inc. announced that the U.S. Bankruptcy Court for the Northern District of New York today approved the Company's motion for access to the full amount of the $125 million debtor-in-possession (DIP) credit facility, provided by a group of institutions led by GE Commercial Finance.

The credit facility will be used for normal business operations, including payments to vendors and suppliers for goods and services received after the company filed for Chapter 11 reorganization on October 1, 2002. Agway has experienced no interruption of production, service or distribution and expects none during the reorganization process.

Agway Chief Executive Officer Donald P. Cardarelli said, "Today's final approval of access to the full DIP credit facility gives Agway and its stakeholders the additional assurance that operations can continue as normal and that our vendors will continue to be paid going forward. We appreciate the cooperation we have received from our vendors and remain committed to delivering in full and on time all products and services to Agway customers."

As announced October 1, Agway Feed and Nutrition, Agway Agronomy, Seedway, Feed Commodities International (FCI), Country Best Produce, CPG Nutrients, Agway CPG Technologies and Agway General Agency are included in the Chapter 11 filings. Four wholly owned Agway Inc. subsidiaries - Agway Energy Products LLC, Agway Energy Services, Inc., Agway Energy Services-PA, Inc. and Telmark LLC - are not included in the filings. Also not included in the filings is Cooperative Milling, a joint venture between Agway and Southern States Cooperative.

About Agway Inc.

Agway  Inc.  is  an   agricultural   cooperative   owned  by  69,000   Northeast
farmer-members. The Cooperative is headquartered in DeWitt, NY. Visit Agway at www.agway.com.
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